SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of the 10th day of June, 2008.
AMONG:

Raven Biofuels International Corporation) a Nevada Corporation, having a principal address at #6 – 260 East Esplanade North Vancouver, British Columbia, Canada V7L 1A3 ("**PubCo**")

AND:

Nicholas DeVito., a private individual, having a principal address at 9 Ski Hill Drive, Bedminster, NJ USA 07921("**DeVito**");

individually a "**Party**" and collectively the "**Parties**".

WITNESSETH:

WHEREAS, PubCo wishes to purchase all of DeVito's 400 shares in Superior Biotechnologies ("**Superior Shares**") in exchange for 350,000 shares of common stock of PubCo;

WHEREAS, DeVito wishes to sell his 400 Superior Shares to Pubco in exchange for 350,000 shares of common stock of Pubco, pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereto hereby agree as follows:

1. DEFINITIONS

The following terms have the following meanings, unless the context indicates otherwise:

1.1 "**Agreement**" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement;

1.2 "**Closing**" shall mean the closing of the transaction in this Agreement which shall occur no later than five days after signing.

1.3 "**PubCo Shares**" shall mean the 350,000 fully paid and non-assessable shares of PubCo Common Stock to be issued to DeVito by PubCo at the Closing:

2. SHARE PURCHASE

2.1 Sale of Superior Shares. Subject to the terms and conditions of this Agreement, DeVito shall assign, transfer, convey and deliver to PubCo, a certificate representing 400 Superior Shares held by DeVito at the Closing.

2.2 Share Purchase. PubCo shall purchase the Superior Shares from DeVito and shall issue a certificate representing 350,000 common shares of PubCo to DeVito at the Closing.

2.3 Purchase Price and Consideration. The purchase price in consideration of the sale of all the Superior Shares shall be the PubCo Shares which shall constitute all of the consideration to be paid in connection with this Agreement.

2.4 Share Certificates. All certificates representing the PubCo Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the PubCo Shares will be issued to the Selling Shareholders pursuant to a safe harbor from the registration requirements of the Securities Act:

> THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

2.5 Tax-Free Transaction. For U.S. federal income tax purposes, the Transaction is intended to constitute a tax-free transaction under Sections 351 and/or 368(a)(1)(B) of the Code or such other tax free exemptions that may be available under the Code. If treated as a "reorganization," the Parties to this Agreement adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No Party has any reason to believe that any conditions exist that might prevent or impede the Transaction from qualifying as a tax-free transaction under Sections 351 and/or 368(a) of the Code or some other available tax free exemption provision under the Code. The Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transactions contemplated by this Agreement is not determined to qualify as a tax-free transaction.

2.6 Lock-Up. Should PubCo employees, directors, advisors, and existing shareholders be required to restrict the sale of their shares, DeVito will participate in these restrictions on terms that are no more restrictive than any other person, employee, director, investor, shareholder, or advisor.

3. REPRESENTATIONS AND WARRANTEES

The Parties represent and warrant to each other as follows and acknowledge that each Party is relying on the representations and warranties of the other Party in entering into this Agreement and in concluding the transaction contemplated herein:

3.1 DeVito Authority: DeVito represents and warrants that he is the beneficial owner of the 400 Superior Shares, DeVito holds these shares free and clear of all liens, claims and encumbrances, voting agreements, voting trusts, escrow restrictions or other limitations or restrictions of any nature whatsoever, and DeVito has the power, right, and authority to enter into this Agreement and to perform his obligations hereunder, all to the best of his knowledge;

3.2 Validity of PubCo Common Stock Issuable upon the Transaction. PubCo represents and warrants that it shares to be issued to DeVito at the Closing, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of all liens and other encumbrances, fully paid and non-assessable and the issuance thereof is not subject to any pre-emptive or other similar right.

4. MISCELLANEOUS PROVISIONS

4.1 Closing Deliveries of PubCo and DeVito. At Closing, DeVito and PubCo will deliver or cause to be delivered the share certificates for Superior and for PubCo specified in Section 2 of this Agreement.

4.2 Further Assurances. Each of the Parties hereto will cooperate with the others and execute and deliver to the other Parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party hereto as necessary to carry out this Agreement.

4.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

4.4 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

4.5 Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses:

If to DeVito:
Nicholas DeVito
9 Ski Hill Drive Bedminster, NJ USA 07921
Telephone: 908-234-2527
Fax: 908-234-2767

If to PubCo:
Raven Biofuels International
#6 – 260 East Esplanade
North Vancouver, British Columbia, Canada V7L 1A3
Attention: Ian Grant
Telephone: (604) 884-0400

4.6 Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

4.7 Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

4.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of state of Delaware applicable to contracts made and to be performed therein.

4.9 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

4.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

4.11 Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

RAVEN BIOFUELS INTERNATIONAL

By: ______________________
Authorized Signatory
Name: Ian S. Grant
Title: President

NICHOLAS DEVITO

By: ______________________

Name: Nicholas DeVito